certification

James Colantino, President, and Laura Szalyga, Treasurer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2018 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                  Principal Financial Officer/Treasurer

Two Roads Shared Trust                                   Two Roads Shared Trust

/s/ James Colantino                                            /s/ Laura Szalyga

James Colantino                                                 Laura Szalyga

Date: 1/3/2019                                                  Date: 1/3/2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Two Roads Shared Trust and will be retained by Two Roads Shared Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.